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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)               DECEMBER 10, 1999

                           insci-statements.com, CORP.
              -----------------------------------------------------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State of other jurisdiction of incorporation)

1-12966                                   06-1302773
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Commission File No.                       I.R.S. Employer Identification

Two Westborough Business Park,
Westborough, MA            01581
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Address of principal       Zip Code
executive offices


(508) 870-4000
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Registrant's telephone number,
including area code
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) On December 10, 1999, the Registrant ("Company") acquired all of the issued and outstanding Common Stock from the Stockholders of a Company known as, Internet Broadcasting Company, Inc. ("IBC"). The Shareholders of IBC exchanged all of the issued and outstanding stock in IBC for a pro rata aggregate of 1,000,000 restricted shares of the Common Stock of the Company.

         The Company and/or any of its officers, directors, affiliates or associates did not have any material or other business relationship with IBC or any of its stockholders.

         The Company utilized 1,000,000 shares of its Common Stock $.01 par value from its authorized, but unissued, Common Stock in purchasing all of the shares of IBC. The former Stockholders of IBC were granted registration rights for their shares in the Company, and the Company agreed to use its best efforts to register the shares within six (6) months or 180 days from the completion of the acquisition. The Company did not utilize any Bank borrowings with respect to the purchase price for the IBC shares of Common Stock.

         IBC is engaged in the business of developing software for web access and viewing, as well as the digital archiving and distribution of production print documents. The Company intends to utilize the IBC technology, in conjunction with its existing products, and become a participant in the electronic bill presentment and payment market. Furthermore, the Company intends to establish a web-based portal model for doing business in the E-commerce area by the integration of electronic printing over the Internet.

         (b) The Company, in acquiring all of the shares of Common Stock of IBC will use the IBC technology in the development of software for web access and digital archiving with respect to the distribution of production print documents.

         The Company further acquired all of the property and equipment of IBC, as well as assumed its lease obligations. contracts and accounts payable and agreed to pay the sum of $870,000 of IBC accounts payable..

         Annexed hereto and marked Exhibit 1 is a copy of the Purchase Agreement, and annexed as Exhibit 2 is a copy of the Press Release issued by the Company with respect to the acquisition of IBC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The Company will file the financial statements as required by amendment to the within report.


                                    EXHIBITS

            1.   Copy of Press Release.

            2. Copy of Acquisition Agreement between IBC and the Company, to be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
         December 27, 1999


                                           insci-statements.com, CORP.
                                           -----------------------------
                                           (Registrant)


                                           /s/  ROGER KUHN
                                           ----------------------
                                           ROGER KUHN,
                                           Chief Financial Officer